Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS fiscal 2017 Results

Gross Margin Percentage Improved for Both Fourth Quarter and Full Year

Ended Year with $464 Million of Cash and Cash Equivalents

Contracts per Community Including Unconsolidated Joint Ventures Increased 16% for the Quarter

RED BANK, NJ, December 21, 2017 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its fiscal fourth quarter and year ended October 31, 2017.

“We focused on enhancing our operating results throughout fiscal 2017 and this is reflected in improvements in our gross margin percentage and our contracts per community, both of which increased during the fourth quarter and the full year,” stated Ara K. Hovnanian, Chairman of the Board, President and Chief Executive Officer. “We ended fiscal 2017 with $464 million of cash, which is $219 million in excess of the high end of our target range and the highest level at a quarter’s end since July 31, 2010. As we move forward, we remain focused on controlling more lots, further operational improvements and returning to consistent profitability. Given our renewed efforts to expand our land position, we believe we should be well positioned for growing our deliveries, revenues and profitability in 2019 and beyond.”

“Although we are taking steps to increase our future community count, our 2017 deliveries and revenues were impacted by a decrease in our community count, which resulted from the decisions we made in fiscal 2016 to exit four underperforming markets, convert a number of wholly owned communities to joint ventures and temporarily reduce land spend, in order to pay off $320 million of maturing debt,” concluded Mr. Hovnanian.

RESULTS FOR the THREE-MONTHs and Year ENDED October 31, 2017:

●

Total revenues decreased 10.4% to $721.7 million in the fourth quarter of fiscal 2017, compared with $805.1 million in the fourth quarter of fiscal 2016. For the fiscal year ended October 31, 2017, total revenues decreased 10.9% to $2.45 billion compared with $2.75 billion in the prior year.

●

Homebuilding revenues for unconsolidated joint ventures increased 52.6% to $98.1 million in the fourth quarter of fiscal 2017, compared with $64.2 million in the fourth quarter of fiscal 2016. For the fiscal year ended October 31, 2017, homebuilding revenues for unconsolidated joint ventures increased 120.7% to $312.2 million compared with $141.4 million in the prior year.

●

Total SG&A was $72.9 million, including a $12.5 million adjustment to construction defect reserves related to litigation for two closed communities, or 10.1% of total revenues, for the fourth quarter ended October 31, 2017 compared with $53.7 million, or 6.7% of total revenues, in last year’s fourth quarter. Excluding the $12.5 million adjustment to construction defect reserves, total SG&A would have been $60.4 million, or 8.4% of total revenues, for the fiscal 2017 fourth quarter. For fiscal 2017, total SG&A was $255.7 million, including a $12.5 million adjustment to construction defect reserves in the fiscal 2017 fourth quarter related to litigation for two closed communities, or 10.4% of total revenues, compared with $253.1 million, or 9.2% of total revenues, in the prior fiscal year. Excluding the $12.5 million adjustment to construction defect reserves, total SG&A would have been $243.2 million, or 9.9 % of total revenues, for the fiscal year ended October 31, 2017.

●

Interest incurred (some of which was expensed and some of which was capitalized) was $43.3 million for the fourth quarter of fiscal 2017 compared with $40.3 million in the same quarter one year ago. For the fiscal year ended October 31, 2017, interest incurred decreased 4.0% to $160.2 million compared with $166.8 million during last year.

●

Total interest expense was $59.3 million in the fourth quarter of fiscal 2017, which includes $8.9 million of land and lot sales interest, compared with $48.2 million in the fourth quarter of fiscal 2016. Total interest expense increased 1.4% to $185.8 million for all of fiscal 2017 compared with $183.4 million in fiscal 2016.

●

Homebuilding gross margin percentage, after interest expense and land charges included in cost of sales, was 13.7% for the fourth quarter of fiscal 2017 compared with 13.0% in the prior year’s fourth quarter. During all of fiscal 2017, this homebuilding gross margin percentage was 13.2% compared with 12.2% in the same period of the previous year.

●

Homebuilding gross margin percentage, before interest expense and land charges included in cost of sales, was 18.2% for the fourth quarter of fiscal 2017 compared with 17.6% in the prior year’s fourth quarter. During fiscal 2017, this homebuilding gross margin percentage was 17.2% compared with 16.9% in the same period one year ago.

●

Income before income taxes for the quarter ended October 31, 2017 was $12.3 million compared to income before income taxes of $32.1 million during the fourth quarter of 2016. For fiscal 2017, the loss before income taxes was $45.2 million, which included a $34.9 million loss on extinguishment of debt, compared to income before income taxes of $2.4 million during fiscal 2016.

●

Income before income taxes, excluding land-related charges and loss on extinguishment of debt, for the quarter ended October 31, 2017 was $20.8 million compared to $45.8 million during the fourth quarter of fiscal 2016. For fiscal 2017, income before income taxes, excluding land-related charges, joint venture write-downs and loss on extinguishment of debt, was $10.2 million compared to $39.0 million during fiscal 2016.

●

Net income was $11.8 million, or $0.08 per common share, in the fourth quarter of fiscal 2017 compared with net income of $22.3 million, or $0.14 per common share, during the same quarter a year ago. For the fiscal year ended October 31, 2017, the net loss was $332.2 million, or $2.25 per common share, including the $294.0 million increase in the valuation allowance for our deferred tax assets and a $34.9 million loss on extinguishment of debt, compared with a net loss of $2.8 million, or $0.02 per common share, in fiscal 2016.

●

Contracts per community, including unconsolidated joint ventures, increased 16.2% to 8.6 contracts per community for the quarter ended October 31, 2017 compared with 7.4 contracts, including unconsolidated joint ventures, per community in last year’s fourth quarter. Consolidated contracts per community increased 10.3% to 8.6 contracts per community for the fourth quarter of fiscal 2017 compared with 7.8 contracts per community in the fourth quarter of fiscal 2016.

●

For November 2017, contracts per community, including unconsolidated joint ventures, increased 27.3% to 2.8 contracts per community compared to 2.2 contracts per community for the same month one year ago. During November 2017, the number of contracts, including unconsolidated joint ventures, increased 10.8% to 443 homes from 400 homes in November 2016 and the dollar value of contracts, including unconsolidated joint ventures, increased 5.8% to $183.9 million in November 2017 compared with $173.8 million for November 2016.

●

As of the end of the fourth quarter of fiscal 2017, community count, including unconsolidated joint ventures, decreased 16.5% to 157 communities compared with 188 communities at October 31, 2016. Consolidated community count decreased 22.2% to 130 communities as of October 31, 2017 from 167 communities at the end of the prior year’s fourth quarter.

●

Despite the significant drop in community count, the number of contracts, including unconsolidated joint ventures, for the fourth quarter ended October 31, 2017, decreased 3.2% to 1,344 homes from 1,389 homes for the same quarter last year. The number of consolidated contracts, during the fourth quarter of fiscal 2017, decreased 14.4% to 1,112 homes compared with 1,299 homes during the fourth quarter of 2016.

●

During fiscal 2017, the number of contracts, including unconsolidated joint ventures, was 5,937 homes, a decrease of 6.9% from 6,380 homes during fiscal 2016. The number of consolidated contracts, during the year ended October 31, 2017, decreased 14.9% to 5,196 homes compared with 6,109 homes in the previous year.

●

The dollar value of contract backlog, including unconsolidated joint ventures, as of October 31, 2017, was $1.09 billion, a decrease of 10.6% compared with $1.22 billion as of October 31, 2016. The dollar value of consolidated contract backlog, as of October 31, 2017, decreased 24.4% to $808.0 million compared with $1.07 billion as of October 31, 2016.

●

For the quarter ended October 31, 2017, deliveries, including unconsolidated joint ventures, decreased 9.4% to 1,787 homes compared with 1,972 homes during the fourth quarter of fiscal 2016. Consolidated deliveries were 1,604 homes for the fourth quarter of fiscal 2017, a 14.2% decrease compared with 1,870 homes during the same quarter a year ago.

●

For the year ended October 31, 2017, deliveries, including unconsolidated joint ventures, decreased 8.4% to 6,149, homes compared with 6,712 homes in the prior fiscal year. Consolidated deliveries were 5,602 homes in fiscal 2017, a 13.3% decrease compared with 6,464 homes in fiscal 2016.

●

The consolidated contract cancellation rate for the three months ended October 31, 2017 was 22%, compared with 20% in the fourth quarter of the prior year. The contract cancellation rate, including unconsolidated joint ventures, was 22% in the fourth quarter of fiscal 2017 compared with 21% in the fourth quarter of fiscal 2016.

●

The valuation allowance was $918.2 million as of October 31, 2017. The valuation allowance is a non-cash reserve against the tax assets for GAAP purposes. For tax purposes, the tax deductions associated with the tax assets may be carried forward for 20 years from the date the deductions were incurred.

Liquidity AND Inventory as of October 31, 2017:

●	Total liquidity at the end of the fourth quarter of fiscal 2017 was $473.8 million, which includes $463.7 million of cash and cash equivalents.

●

For the year ended October 31, 2017, net new option lots increased by 5,565 lots to 6,597 lots compared with 1,032 lots for all of fiscal 2016. Total lots purchased were 5,825 lots in fiscal 2017 compared with 5,123 lots in the previous year.

●	In the fourth quarter of fiscal 2017, approximately 3,100 lots were put under option or acquired in 35 communities, including unconsolidated joint ventures.

●	Subsequent to the end of the fiscal year, paid off $56.0 million principal amount of debt that matured on December 1, 2017.

Webcast Information:

Hovnanian Enterprises will webcast its fiscal 2017 fourth quarter financial results conference call at 11:00 a.m. E.T. on Thursday, December 21, 2017. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ website at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Past Events” section of the Investor Relations page on the Hovnanian website at http://www.khov.com. The archive will be available for 12 months.

About Hovnanian Enterprises®, Inc.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Red Bank, New Jersey. The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia. The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes, Brighton Homes® and Parkwood Builders. As the developer of K. Hovnanian’s® Four Seasons communities, the Company is also one of the nation’s largest builders of active lifestyle communities.

Additional information on Hovnanian Enterprises, Inc., including a summary investment profile and the Company’s 2016 annual report, can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail list, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense and income taxes (“EBIT”) and before depreciation and amortization (“EBITDA”) and before inventory impairment loss and land option write-offs and loss on extinguishment of debt (“Adjusted EBITDA”) are not U.S. generally accepted accounting principles (GAAP) financial measures. The most directly comparable GAAP financial measure is net income (loss). The reconciliation for historical periods of EBIT, EBITDA and Adjusted EBITDA to net income (loss) is presented in a table attached to this earnings release.

Homebuilding gross margin, before costs of sales interest expense and land charges, and homebuilding gross margin percentage, before costs of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively. The reconciliation for historical periods of homebuilding gross margin, before costs of sales interest expense and land charges, and homebuilding gross margin percentage, before costs of sales interest expense and land charges, to homebuilding gross margin and homebuilding gross margin percentage, respectively, is presented in a table attached to this earnings release.

Income Before Income Taxes Excluding Land-Related Charges, Joint Venture Write-Downs and Loss on Extinguishment of Debt is a non-GAAP financial measure. The most directly comparable GAAP financial measure is Income (Loss) Before Income Taxes. The reconciliation for historical periods of Income Before Income Taxes Excluding Land-Related Charges, Joint Venture Write-Downs and Loss on Extinguishment of Debt to Income (Loss) Before Income Taxes is presented in a table attached to this earnings release.

Total liquidity is comprised of $463.7 million of cash and cash equivalents, $1.7 million of restricted cash required to collateralize letters of credit and $8.4 million of availability under the unsecured revolving credit facility as of October 31, 2017.

FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “Forward-Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward-looking statements include but are not limited to statements related to the Company’s goals and expectations with respect to its financial results for future financial periods. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of a sustained homebuilding downturn; (2) adverse weather and other environmental conditions and natural disasters; (3) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (4) the Company's sources of liquidity; (5) changes in credit ratings; (6) changes in market conditions and seasonality of the Company’s business; (7) the availability and cost of suitable land and improved lots; (8) shortages in, and price fluctuations of, raw materials and labor; (9) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (10) fluctuations in interest rates and the availability of mortgage financing; (11) changes in tax laws affecting the after-tax costs of owning a home; (12) operations through joint ventures with third parties; (13) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (14) product liability litigation, warranty claims and claims made by mortgage investors; (15) levels of competition; (16) availability and terms of financing to the Company; (17) successful identification and integration of acquisitions; (18) significant influence of the Company’s controlling stockholders; (19) availability of net operating loss carryforwards; (20) utility shortages and outages or rate fluctuations; (21) geopolitical risks, terrorist acts and other acts of war; (22) increases in cancellations of agreements of sale; (23) loss of key management personnel or failure to attract qualified personnel; (24) information technology failures and data security breaches; (25) legal claims brought against us and not resolved in our favor; and (26) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2016 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

(Financial Tables Follow)

Hovnanian Enterprises, Inc.
October 31, 2017
Statements of Consolidated Operations
(Dollars in Thousands, Except Per Share Data)
	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
Total Revenues	$721,686	$805,069	$2,451,665	$2,752,247
Costs and Expenses (a)	712,443	770,609	2,455,008	2,742,265
Loss on Extinguishment of Debt	-	(3,200)	(34,854)	(3,200)
Income (Loss) from Unconsolidated Joint Ventures	3,062	881	(7,047)	(4,346)
Income (Loss) Before Income Taxes	12,305	32,141	(45,244)	2,436
Income Tax Provision	464	9,852	286,949	5,255
Net Income (Loss)	$11,841	$22,289	$(332,193)	$(2,819)

Per Share Data:
Basic:
Income (Loss) Per Common Share	$0.08	$0.14	$(2.25)	$(0.02)
Weighted Average Number of Common Shares Outstanding (b)	147,905	147,521	147,703	147,451
Assuming Dilution:
Income (Loss) Per Common Share	$0.08	$0.14	$(2.25)	$(0.02)
Weighted Average Number of Common Shares Outstanding (b)	160,548	160,590	147,703	147,451

(a) Includes inventory impairment loss and land option write-offs.
(b) For periods with a net loss, basic shares are used in accordance with GAAP rules.

Hovnanian Enterprises, Inc.
October 31, 2017
Reconciliation of Income Before Income Taxes Excluding Land-Related Charges, Joint Venture Write-Downs and Loss on Extinguishment of Debt to Income (Loss) Before Income Taxes

(Dollars in Thousands)

	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
Income (Loss) Before Income Taxes	$12,305	$32,141	$(45,244)	$2,436
Inventory Impairment Loss and Land Option Write-Offs	8,479	10,438	17,813	33,353
Unconsolidated Joint Venture Investment Write Downs	-	-	2,763	-
Loss on Extinguishment of Debt	-	(3,200)	(34,854)	(3,200)
Income Before Income Taxes Excluding Land-Related Charges, Joint Venture Write-Downs and Loss on Extinguishment of Debt (a)	$20,784	$45,779	$10,186	$38,989

(a) Income Before Income Taxes Excluding Land-Related Charges, Joint Venture Write-Downs and Loss on Extinguishment of Debt is a non-GAAP financial measure. The most directly comparable GAAP financial measure is Income (Loss) Before Income Taxes.

Hovnanian Enterprises, Inc.
October 31, 2017
Gross Margin
(Dollars in Thousands)
	Homebuilding Gross Margin		Homebuilding Gross Margin
	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
Sale of Homes	$666,783	$777,472	$2,340,033	$2,600,790
Cost of Sales, Excluding Interest Expense (a)	545,150	640,580	1,937,116	2,162,284
Homebuilding Gross Margin, Before Cost of Sales Interest Expense and Land Charges (b)	121,633	136,892	402,917	438,506
Cost of Sales Interest Expense, Excluding Land Sales Interest Expense	21,618	25,302	76,902	86,593
Homebuilding Gross Margin, After Cost of Sales Interest Expense, Before Land Charges (b)	100,015	111,590	326,015	351,913
Land Charges	8,479	10,438	17,813	33,353
Homebuilding Gross Margin	$91,536	$101,152	$308,202	$318,560

Gross Margin Percentage	13.7%	13.0%	13.2%	12.2%
Gross Margin Percentage, Before Cost of Sales Interest Expense and Land Charges (b)	18.2%	17.6%	17.2%	16.9%
Gross Margin Percentage, After Cost of Sales Interest Expense, Before Land Charges (b)	15.0%	14.4%	13.9%	13.5%

	Land Sales Gross Margin		Land Sales Gross Margin
	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
Land and Lot Sales	$37,099	$5,990	$48,596	$76,041
Cost of Sales, Excluding Interest and Land Charges (a)	17,301	5,898	24,688	68,173
Land and Lot Sales Gross Margin, Excluding Interest and Land Charges	19,798	92	23,908	7,868
Land and Lot Sales Interest	8,888	396	11,634	5,798
Land and Lot Sales Gross Margin, Including Interest and Excluding Land Charges	$10,910	$(304)	$12,274	$2,070

(a) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Consolidated Statements of Operations.

(b) Homebuilding Gross Margin, Before Cost of Sales Interest Expense and Land Charges, and Homebuilding Gross Margin Percentage, before Cost of Sales Interest Expense and Land Charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are Homebuilding Gross Margin and Homebuilding Gross Margin Percentage, respectively.

Hovnanian Enterprises, Inc.
October 31, 2017
Reconciliation of Adjusted EBITDA to Net Income (Loss)
(Dollars in Thousands)
	Three Months Ended		Three Months Ended
	October 31,		October 31,
	2017	2016	2017	2016
	(Unaudited)
Net Income (Loss)	$11,841	$22,289	$(332,193)	$(2,819)
Income Tax Provision	464	9,852	286,949	5,255
Interest Expense	59,327	48,197	185,840	183,358
EBIT (a)	71,632	80,338	140,596	185,794
Depreciation	1,037	957	4,249	3,565
Amortization of Debt Costs	-	1,446	1,632	5,261
EBITDA (b)	72,669	82,741	146,477	194,620
Inventory Impairment Loss and Land Option Write-offs	8,479	10,438	17,813	33,353
Loss on extinguishment of Debt	-	(3,200)	(34,854)	(3,200)
Adjusted EBITDA (c)	$81,148	$96,379	$199,144	$231,173

Interest Incurred	$43,259	$40,341	$160,203	$166,824

Adjusted EBITDA to Interest Incurred	1.88	2.39	1.24	1.39

(a) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income (loss). EBIT represents earnings before interest expense and income taxes.

(b) EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income (loss). EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(c) Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income (loss). Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization, inventory impairment loss and land option write-offs and loss on extinguishment of debt.

Hovnanian Enterprises, Inc.
October 31, 2017
Interest Incurred, Expensed and Capitalized
(Dollars in Thousands)

	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
Interest Capitalized at Beginning of Period	$87,119	$104,544	$96,688	$123,898
Plus Interest Incurred	43,259	40,341	160,203	166,824
Less Interest Expensed (a)	59,327	48,197	185,840	183,358
Less Interest Contributed to Unconsolidated Joint Venture (a)	-	-	-	10,676
Interest Capitalized at End of Period (b)	$71,051	$96,688	$71,051	$96,688

(a) Represents capitalized interest which was included as part of the assets contributed to the joint venture the Company entered into in November 2015. There was no impact to the Consolidated Statement of Operations as a result of this transaction.

(b) Capitalized interest amounts are shown gross before allocating any portion of impairments to capitalized interest.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In Thousands)

	October 31, 2017	October 31, 2016
	(Unaudited)	(1)
ASSETS
Homebuilding:
Cash and cash equivalents	$463,697	$339,773
Restricted cash and cash equivalents	2,077	3,914
Inventories:
Sold and unsold homes and lots under development	744,119	899,082
Land and land options held for future development or sale	140,924	175,301
Consolidated inventory not owned	124,784	208,701
Total inventories	1,009,827	1,283,084
Investments in and advances to unconsolidated joint ventures	115,090	100,502
Receivables, deposits and notes, net	58,149	49,726
Property, plant and equipment, net	52,919	50,332
Prepaid expenses and other assets	37,026	46,762
Total homebuilding	1,738,785	1,874,093
Financial services cash and cash equivalents	5,623	6,992
Financial services other assets	156,490	190,238
Income taxes receivable – including net deferred tax benefits	-	283,633
Total assets	$1,900,898	$2,354,956

LIABILITIES AND EQUITY
Homebuilding:
Nonrecourse mortgages secured by inventory, net of debt issuance costs	$64,512	$82,115
Accounts payable and other liabilities	335,057	369,228
Customers’ deposits	33,772	37,429
Nonrecourse mortgages secured by operating properties	13,012	14,312
Liabilities from inventory not owned, net of debt issuance costs	91,101	150,179
Revolving credit facility	52,000	52,000
Notes payable and term loan, net of discount and debt issuance costs	1,627,674	1,605,758
Total homebuilding	2,217,128	2,311,021
Financial services	141,914	172,445
Income taxes payable	2,227	-
Total liabilities	2,361,269	2,483,466
Stockholders' equity deficit:
Preferred stock, $0.01 par value - authorized 100,000 shares; issued and outstanding 5,600 shares with a liquidation preference of $140,000 at October 31, 2017 and 2016	135,299	135,299
Common stock, Class A, $0.01 par value - authorized 400,000,000 shares; issued 144,046,073 shares at October 31, 2017 and 143,806,775 shares at October 31, 2016	1,440	1,438
Common stock, Class B, $0.01 par value (convertible to Class A at time of sale) - authorized 60,000,000 shares; issued 15,999,355 shares at October 31, 2017 and 15,942,809 shares at October 31, 2016	160	159
Paid in capital - common stock	706,466	706,137
Accumulated deficit	(1,188,376)	(856,183)
Treasury stock - at cost – 11,760,763 shares of Class A common stock and 691,748 shares of Class B common stock at October 31, 2017 and 2016	(115,360)	(115,360)
Total stockholders' equity deficit	(460,371)	(128,510)
Total liabilities and equity	$1,900,898	$$2,354,956

(1) Derived from the audited balance sheet as of October 31, 2016

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands Except Per Share Data)

(Unaudited)

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2017	2016	2017	2016
Revenues:
Homebuilding:
Sale of homes	$666,783	$777,472	$2,340,033	$2,600,790
Land sales and other revenues	38,496	6,694	52,889	78,840

Total homebuilding	705,279	784,166	2,392,922	2,679,630
Financial services	16,407	20,903	58,743	72,617

Total revenues	721,686	805,069	2,451,665	2,752,247

Expenses:
Homebuilding:
Cost of sales, excluding interest	562,451	646,478	1,961,804	2,230,457
Cost of sales interest	30,506	25,698	88,536	92,391
Inventory impairment loss and land option write-offs	8,479	10,438	17,813	33,353

Total cost of sales	601,436	682,614	2,068,153	2,356,201

Selling, general and administrative	60,928	37,378	196,320	192,938

Total homebuilding expenses	662,364	719,992	2,264,473	2,549,139

Financial services	9,264	10,395	32,346	37,144

Corporate general and administrative	11,942	16,337	59,367	60,141

Other interest	28,821	22,499	97,304	90,967

Other operations	52	1,386	1,518	4,874

Total expenses	712,443	770,609	2,455,008	2,742,265

Loss on extinguishment of debt	-	(3,200)	(34,854)	(3,200)

Income (loss) from unconsolidated joint ventures	3,062	881	(7,047)	(4,346)

Income (loss) before income taxes	12,305	32,141	(45,244)	2,436

State and federal income tax provision (benefit):
State	464	(2,538)	11,261	2,457
Federal	-	12,390	275,688	2,798

Total income taxes	464	9,852	286,949	5,255

Net income (loss)	$11,841	$22,289	$(332,193)	$(2,819)

Per share data:
Basic:
Income (loss) per common share	$0.08	$0.14	$(2.25)	$(0.02)
Weighted-average number of common shares outstanding	147,905	147,521	147,703	147,451

Assuming dilution:
Income (loss) per common share	$0.08	$0.14	$(2.25)	$(0.02)
Weighted-average number of common shares outstanding	160,548	160,590	147,703	147,451

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)
(UNAUDITED)
Three Months - October 31, 2017
Contracts (1)	Deliveries	Contract
Three Months Ended	Three Months Ended	Backlog
Oct 31,	Oct 31,	Oct 31,
		2017	2016	% Change	2017	2016	% Change	2017	2016	% Change
Northeast
(NJ, PA)	Home	44	106	(58.5)%	62	162	(61.7)%	98	204	(52.0)%
	Dollars	$24,407	$50,179	(51.4)%	$27,913	$81,467	(65.7)%	$51,778	$99,512	(48.0)%
	Avg. Price	$554,708	$473,383	17.2%	$450,208	$502,884	(10.5)%	$528,349	$487,803	8.3%
Mid-Atlantic
(DE, MD, VA, WV)	Home	146	196	(25.5)%	256	332	(22.9)%	309	430	(28.1)%
	Dollars	$77,112	$99,179	(22.2)%	$149,881	$162,902	(8.0)%	$185,123	$248,974	(25.6)%
	Avg. Price	$528,168	$506,012	4.4%	$585,473	$490,668	19.3%	$599,104	$579,009	3.5%
Midwest (2)
(IL, MN, OH)	Home	137	125	9.6%	229	215	6.5%	382	374	2.1%
	Dollars	$38,139	$38,339	(0.5)%	$72,944	$62,193	17.3%	$98,969	$104,527	(5.3)%
	Avg. Price	$278,383	$306,712	(9.2)%	$318,533	$289,271	10.1%	$259,082	$279,485	(7.3)%
Southeast (3)
(FL, GA, NC, SC)	Home	146	141	3.5%	183	164	11.6%	285	332	(14.2)%
	Dollars	$56,354	$53,372	5.6%	$78,267	$67,690	15.6%	$120,382	$145,171	(17.1)%
	Avg. Price	$385,986	$378,522	2.0%	$427,691	$412,744	3.6%	$422,394	$437,261	(3.4)%
Southwest
(AZ, TX)	Home	425	551	(22.9)%	606	796	(23.9)%	509	763	(33.3)%
	Dollars	$142,926	$190,426	(24.9)%	$209,223	$298,689	(30.0)%	$177,818	$285,644	(37.7)%
	Avg. Price	$336,298	$345,601	(2.7)%	$345,252	$375,237	(8.0)%	$349,347	$374,370	(6.7)%
West
(CA)	Home	214	180	18.9%	268	201	33.3%	400	295	35.6%
	Dollars	$91,048	$102,819	(11.4)%	$128,555	$104,531	23.0%	$173,963	$185,274	(6.1)%
	Avg. Price	$425,457	$571,218	(25.5)%	$479,683	$520,055	(7.8)%	$434,906	$628,047	(30.8)%
Consolidated Segment Total
	Home	1,112	1,299	(14.4)%	1,604	1,870	(14.2)%	1,983	2,398	(17.3)%
	Dollars	$429,986	$534,314	(19.5)%	$666,783	$777,472	(14.2)%	$808,033	$1,069,102	(24.4)%
	Avg. Price	$386,678	$411,327	(6.0)%	$415,700	$415,761	(0.0)%	$407,480	$445,831	(8.6)%
Unconsolidated Joint Ventures (4)
	Home	232	90	157.8%	183	102	79.4%	454	251	80.9%
	Dollars	$136,884	$48,394	182.9%	$97,590	$64,099	52.2%	$283,528	$152,430	86.0%
	Avg. Price	$590,017	$537,706	9.7%	$533,275	$628,417	(15.1)%	$624,510	$607,292	2.8%
Grand Total
	Home	1,344	1,389	(3.2)%	1,787	1,972	(9.4)%	2,437	2,649	(8.0)%
	Dollars	$566,870	$582,708	(2.7)%	$764,373	$841,571	(9.2)%	$1,091,561	$1,221,532	(10.6)%
	Avg. Price	$421,778	$419,516	0.5%	$427,741	$426,760	0.2%	$447,912	$461,130	(2.9)%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Contract backlog as of October 31, 2016 reflects the reduction of 64 homes and $24.1 million, related to the sale of our land portfolio in Minneapolis, MN.

(3) Contract backlog as of October 31, 2016 reflects the reduction of 67 homes and $33.7 million, related to the sale of our land portfolio in Raleigh, NC.

(4) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income (loss) from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)
(UNAUDITED)
					Twelve Months - October 31, 2017
		Contracts (1)			Deliveries			Contract
		Twelve Months Ended			Twelve Months Ended			Backlog
		Oct 31,			Oct 31,			Oct 31,
		2017	2016	% Change	2017	2016	% Change	2017	2016	% Change
Northeast
(NJ, PA)	Home	245	468	(47.6)%	351	557	(37.0)%	98	204	(52.0)%
	Dollars	$119,018	$226,635	(47.5)%	$166,752	$274,126	(39.2)%	$51,778	$99,512	(48.0)%
	Avg. Price	$485,789	$484,261	0.3%	$475,077	$492,147	(3.5)%	$528,349	$487,803	8.3%
Mid-Atlantic
(DE, MD, VA, WV)	Home	735	949	(22.6)%	856	960	(10.8)%	309	430	(28.1)%
	Dollars	$399,420	$467,782	(14.6)%	$463,271	$457,906	1.2%	$185,123	$248,974	(25.6)%
	Avg. Price	$543,429	$492,920	10.2%	$541,205	$476,985	13.5%	$599,104	$579,009	3.5%
Midwest (2)
(IL, MN, OH)	Home	648	724	(10.5)%	640	921	(30.5)%	382	374	2.1%
	Dollars	$193,451	$229,671	(15.8)%	$199,009	$287,469	(30.8)%	$98,969	$104,527	(5.3)%
	Avg. Price	$298,535	$317,225	(5.9)%	$310,951	$312,127	(0.4)%	$259,082	$279,485	(7.3)%
Southeast (3)
(FL, GA, NC, SC)	Home	567	701	(19.1)%	614	581	5.7%	285	332	(14.2)%
	Dollars	$232,278	$287,538	(19.2)%	$257,066	$214,585	19.8%	$120,382	$145,171	(17.1)%
	Avg. Price	$409,662	$410,183	(0.1)%	$418,675	$369,339	13.4%	$422,394	$437,261	(3.4)%
Southwest
(AZ, TX)	Home	2,103	2,480	(15.2)%	2,357	2,750	(14.3)%	509	763	(33.3)%
	Dollars	$718,595	$887,341	(19.0)%	$826,422	$1,024,410	(19.3)%	$177,818	$285,644	(37.7)%
	Avg. Price	$341,700	$357,799	(4.5)%	$350,624	$372,512	(5.9)%	$349,347	$374,370	(6.7)%
West
(CA)	Home	898	787	14.1%	784	695	12.8%	400	295	35.6%
	Dollars	$421,335	$420,681	0.2%	$427,513	$342,294	24.9%	$173,963	$185,274	(6.1)%
	Avg. Price	$469,192	$534,539	(12.2)%	$545,297	$492,509	10.7%	$434,906	$628,047	(30.8)%
Consolidated Segment Total
	Home	5,196	6,109	(14.9)%	5,602	6,464	(13.3)%	1,983	2,398	(17.3)%
	Dollars	$2,084,097	$2,519,648	(17.3)%	$2,340,033	$2,600,790	(10.0)%	$808,033	$1,069,102	(24.4)%
	Avg. Price	$401,096	$412,449	(2.8)%	$417,714	$402,350	3.8%	$407,480	$445,831	(8.6)%
Unconsolidated Joint Ventures (4)
	Home	741	271	173.4%	547	248	120.6%	454	251	80.9%
	Dollars	$436,538	$154,088	183.3%	$310,573	$140,576	120.9%	$283,528	$152,430	86.0%
	Avg. Price	$589,120	$568,590	3.6%	$567,774	$566,836	0.2%	$624,510	$607,292	2.8%
Grand Total
	Home	5,937	6,380	(6.9)%	6,149	6,712	(8.4)%	2,437	2,649	(8.0)%
	Dollars	$2,520,635	$2,673,736	(5.7)%	$2,650,606	$2,741,366	(3.3)%	$1,091,561	$1,221,532	(10.6)%
	Avg. Price	$424,564	$419,081	1.3%	$431,063	$408,427	5.5%	$447,912	$461,130	(2.9)%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) The Midwest net contracts include 65 homes and $27.4 million in 2016 from Minneapolis, MN. Contract backlog as of October 31, 2016 reflects the reduction of 64 homes and $24.1 million, related to the sale of our land portfolio in Minneapolis, MN.

(3) The Southeast net contracts include 70 homes and $31.6 in 2016 from Raleigh, NC. Contract backlog as of October 31, 2016 reflects the reduction of 67 homes and $33.7 million, related to the sale of our land portfolio in Raleigh, NC.

(4) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income (loss) from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES)
(UNAUDITED)
					Three Months - October 31, 2017
		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		Oct 31,			Oct 31,			Oct 31,
		2017	2016	% Change	2017	2016	% Change	2017	2016	% Change
Northeast
(unconsolidated joint ventures)	Home	105	10	950.0%	41	7	485.7%	217	27	703.7%
(NJ, PA)	Dollars	$70,821	$3,994	1,673.2%	$19,498	$2,323	739.3%	$156,679	$10,263	1,426.6%
	Avg. Price	$674,490	$399,400	68.9%	$475,561	$331,857	43.3%	$722,027	$380,111	90.0%
Mid-Atlantic
(unconsolidated joint ventures)	Home	12	12	0.0%	20	16	25.0%	30	40	(25.0)%
(DE, MD, VA, WV)	Dollars	$8,282	$8,819	(6.1)%	$13,699	$8,230	66.5%	$19,721	$30,089	(34.5)%
	Avg. Price	$690,167	$734,917	(6.1)%	$684,950	$514,375	33.2%	$657,365	$752,225	(12.6)%
Midwest
(unconsolidated joint ventures)	Home	9	1	800.0%	17	3	466.7%	27	12	125.0%
(IL, MN, OH)	Dollars	$5,561	$404	1,276.5%	$12,286	$2,042	501.7%	$18,718	$9,589	95.2%
	Avg. Price	$617,889	$404,000	52.9%	$722,706	$680,667	6.2%	$693,259	$799,083	(13.2)%
Southeast
(unconsolidated joint ventures)	Home	25	32	(21.9)%	49	2	2,350.0%	78	88	(11.4)%
(FL, GA, NC, SC)	Dollars	$9,356	$14,383	(35.0)%	$22,243	$657	3,285.5%	$36,811	$43,722	(15.8)%
	Avg. Price	$374,240	$449,469	(16.7)%	$453,937	$328,500	38.2%	$471,936	$496,841	(5.0)%
Southwest
(unconsolidated joint ventures)	Home	50	7	614.3%	20	0	0.0%	57	7	714.3%
(AZ, TX)	Dollars	$29,267	$4,477	553.7%	$13,835	$0	0.0%	$33,252	$4,477	642.7%
	Avg. Price	$585,340	$639,571	(8.5)%	$691,750	$0	0.0%	$583,368	$639,571	(8.8)%
West
(unconsolidated joint ventures)	Home	31	28	10.7%	36	74	(51.4)%	45	77	(41.6)%
(CA)	Dollars	$13,597	$16,317	(16.7)%	$16,029	$50,847	(68.5)%	$18,347	$54,290	(66.2)%
	Avg. Price	$438,613	$582,750	(24.7)%	$445,252	$687,117	(35.2)%	$407,711	$705,067	(42.2)%
Unconsolidated Joint Ventures (2)
	Home	232	90	157.8%	183	102	79.4%	454	251	80.9%
	Dollars	$136,884	$48,394	182.9%	$97,590	$64,099	52.2%	$283,528	$152,430	86.0%
	Avg. Price	$590,017	$537,711	9.7%	$533,275	$628,417	(15.1)%	$624,510	$607,292	2.8%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income (loss) from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES)
(UNAUDITED)

					Twelve Months - October 31, 2017
		Contracts (1)			Deliveries			Contract
		Twelve Months Ended			Twelve Months Ended			Backlog
		Oct 31,			Oct 31,			Oct 31,
		2017	2016	% Change	2017	2016	% Change	2017	2016	% Change
Northeast
(unconsolidated joint ventures)	Home	262	4	6,450.0%	72	25	188.0%	217	27	703.7%
(NJ, PA)	Dollars	$177,791	$(3,585)	(5,059.3)%	$31,374	$7,625	311.5%	$156,679	$10,263	1,426.6%
	Avg. Price	$678,592	$(896,250)	(175.7)%	$435,748	$305,000	42.9%	$722,027	$380,111	90.0%
Mid-Atlantic
(unconsolidated joint ventures)	Home	55	61	(9.8)%	65	47	38.3%	30	40	(25.0)%
(DE, MD, VA, WV)	Dollars	$30,866	$46,811	(34.1)%	$41,233	$24,530	68.1%	$19,721	$30,089	(34.5)%
	Avg. Price	$561,200	$767,393	(26.9)%	$634,354	$521,889	21.5%	$657,365	$752,225	(12.6)%
Midwest
(unconsolidated joint ventures)	Home	49	6	716.7%	34	3	1,033.3%	27	12	125.0%
(IL, MN, OH)	Dollars	$34,833	$4,795	626.4%	$25,704	$2,042	1,158.8%	$18,718	$9,589	95.2%
	Avg. Price	$710,882	$799,167	(11.0)%	$756,004	$680,667	11.1%	$693,259	$799,083	(13.2)%
Southeast
(unconsolidated joint ventures)	Home	139	82	69.5%	149	3	4,866.7%	78	88	(11.4)%
(FL, GA, NC, SC)	Dollars	$60,451	$39,841	51.7%	$67,364	$1,042	6,364.9%	$36,811	$43,722	(15.8)%
	Avg. Price	$434,903	$485,868	(10.5)%	$452,106	$347,355	30.2%	$471,936	$496,841	(5.0)%
Southwest
(unconsolidated joint ventures)	Home	82	7	1,071.4%	32	0	0.0%	57	7	714.3%
(AZ, TX)	Dollars	$50,888	$4,477	1,036.7%	$22,113	$0	0.0%	$33,252	$4,477	642.7%
	Avg. Price	$620,585	$639,571	(3.0)%	$691,030	$0	0.0%	$583,368	$639,571	(8.8)%
West
(unconsolidated joint ventures)	Home	154	111	38.7%	195	170	14.7%	45	77	(41.6)%
(CA)	Dollars	$81,709	$61,749	32.3%	$122,785	$105,337	16.6%	$18,347	$54,290	(66.2)%
	Avg. Price	$530,578	$556,299	(4.6)%	$629,669	$619,631	1.6%	$407,711	$705,067	(42.2)%
Unconsolidated Joint Ventures (2)
	Home	741	271	173.4%	547	248	120.6%	454	251	80.9%
	Dollars	$436,538	$154,088	183.3%	$310,573	$140,576	120.9%	$283,528	$152,430	86.0%
	Avg. Price	$589,120	$568,590	3.6%	$567,774	$566,836	0.2%	$624,510	$607,292	2.8%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income (loss) from unconsolidated joint ventures”.